UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) October 27, 2011
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA (State or other jurisdiction of incorporation)	001-31759 (Commission File Number)	73-1055775 (I.R.S. Employer Identification No.)

5400 North Grand Blvd., Suite 300 Oklahoma City, OK (Address of principal executive offices)		73112 (Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 2.01	Enters Into A Material Definitive Agreement
Panhandle Oil and Gas Inc. (the “Company”), on October 25, 2011, closed on the acquisition of certain Fayetteville assets first reported in an October 4, 2011 press release and on Form 8-K filed with the Securities and Exchange Commission on October 4, 2011, reporting the signing of an intent to purchase the assets. The purchase price was $17,500,000 with an effective date of September 1, 2011.
The assets were acquired from a private seller and include interests in 193 producing non-operated natural gas wells and 1,531 acres of leasehold located in Van Buren, Conway and Cleburne Counties, Arkansas, in the core of the Fayetteville Shale. There are approximately 240 future infill drilling locations identified on the leasehold. Estimated net production from the existing producing wells is projected to be approximately 2.7 Mmcf per day in the fourth calendar quarter. The transaction was funded by utilizing cash on hand and the Company’s bank credit facility.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by Panhandle Oil and Gas Inc., dated October 27, 2011
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.
By:	/s/ Michael C. Coffman
Michael C. Coffman,
President and CEO

DATE: October 27, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Panhandle Oil and Gas Inc., dated October 27, 2011